Registration No. 333-________
As filed with the United States Securities and Exchange Commission on May 10, 2018

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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REGAL BELOIT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	39-0875718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 State Street
Beloit, Wisconsin	53511
(Address of principal executive offices)	(Zip Code)

REGAL BELOIT CORPORATION 2018 EQUITY INCENTIVE PLAN
(Full title of the plan)

Thomas E. Valentyn
Vice President, General Counsel and Secretary
Regal Beloit Corporation
200 State Street
Beloit, Wisconsin 53511
(608) 364-8800
(Name, address and telephone number of agent for service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.01 par value	3,132,258 shares	$71.33	$223,423,963.14	$27,816.29

(1)
As described in the Explanatory Note in this registration statement, the number of shares of common stock of the Registrant, $0.01 par value per share (“Common Stock”), registered hereby consists of (a) 2,100,000 shares being registered for the first time pursuant to the Regal Beloit Corporation 2018 Equity Incentive Plan (the “Plan”), plus (b) 1,032,258 shares (the “Carryover Shares”) that were reserved under the Regal Beloit Corporation 2013 Equity Incentive Plan (the “2013 Plan”) on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on January 17, 2014 (Registration Statement No. 333-193414) (the “2014 Form S-8”), that had not been made subject to outstanding awards as of April 30, 2018. The Carryover Shares were available for future grants under the 2013 Plan as of April 30, 2018, the date of the adoption of the 2018 Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

(2)
Determined in accordance with Rules 457(c) and 457(h) under the Securities Act, the registration fee calculation is based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 4, 2018.

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EXPLANATORY NOTE
The shareholders of Regal Beloit Corporation (the “Registrant”) approved the Regal Beloit Corporation 2018 Equity Incentive Plan (the “Plan”) on April 30, 2018 (the “Effective Date”). As provided in the Plan, 2,100,000 shares of common stock of the Registrant, $0.01 par value per share (“Common Stock”), are available for issuance thereunder. In addition, the number of shares of Common Stock available for issuance under the Plan will be increased by the number of shares reserved under the Regal Beloit Corporation 2013 Equity Incentive Plan (the “2013 Plan”) that had not been made subject to outstanding awards as of the Effective Date. The Company’s authority to grant new awards under the 2013 Plan terminated upon shareholder approval of the Plan on the Effective Date.
The purpose of this registration statement (this “Registration Statement”) is to register the 2,100,000 shares being registered for the first time pursuant to the Plan and the 1,032,258 shares (the “Carryover Shares”) that remained reserved under the 2013 Plan that were not the subject of outstanding awards as of the Effective Date and were previously registered on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2014 (Registration Statement No. 333-193414) (the “2014 Form S-8”). The 2014 Form S-8 registered 3,500,000 shares of Common Stock, equal to the total number of shares of Common Stock then available under the 2013 Plan.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as provided by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, filed February 27, 2018.

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

3.	The Registrant’s Current Reports on Form 8-K dated April 5, 2018; and May 4, 2018.

4.
The description of the Common Stock contained in Item 1 of the Registrant’s Amendment No. 1 to the Registration Statement on Form 8-A/A dated February 12, 2010 and any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
None.
Item 6.    Indemnification of Directors and Officers.
Article IX of the Registrant’s Amended and Restated Bylaws requires that the Registrant shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Registrant. The Registrant shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Registrant. The rights to indemnification granted under the Bylaws shall not be deemed exclusive of any other rights to indemnification against liabilities or the allowance of expenses which a Director, Officer or employee (or such other person) may be entitled under any written agreement, Board resolution, vote of shareholders of the Registrant, the Wisconsin Business Corporation Law or otherwise. The Registrant may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Registrant would be required or permitted to indemnify or allow expenses to such Director, Officer or employee. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.
The Registrant maintains a liability insurance policy for its Directors and Officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act.
The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.
The following exhibits, as required by Item 601 of Regulation S-K, are attached or incorporated by reference, as indicated below.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of Regal Beloit Corporation. [Incorporated by reference to Exhibit 3 to Regal Beloit Corporation’s Current Report on Form 8-K filed on May 1, 2015]

4.2	Amended and Restated Bylaws of Regal Beloit Corporation. [Incorporated by reference to Exhibit 3.1 to Regal Beloit Corporation’s Current Report on Form 8-K filed on October 30, 2017]

4.3
Regal Beloit Corporation 2018 Equity Incentive Plan. [Incorporated by reference to Appendix A to Regal Beloit Corporation’s definitive proxy statement on Schedule 14A for the Regal Beloit Corporation 2018 annual meeting of shareholders held April 30, 2018]

5	Opinion of Foley & Lardner LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Foley & Lardner LLP (contained in Exhibit (5)).

24	Powers of Attorney (included on the signature page to this Registration Statement).

Item 9.     Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)    Any other communication that is an offer in the offering made by the Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on this 10th day of May, 2018.
REGAL BELOIT CORPORATION
By:     /s/ Mark J. Gliebe
Mark J. Gliebe
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on or before May 10, 2018 in the capacities indicated. Each person whose signature appears below constitutes and appoints Robert J. Rehard and Thomas E. Valentyn, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Mark J. Gliebe	Chairman, Chief Executive Officer and Director
Mark J. Gliebe	(Principal Executive Officer)

/s/ Robert J. Rehard	Vice President and Chief Financial Officer
Robert J. Rehard	(Principal Financial Officer)

/s/ Jason R. Longley	Vice President and Corporate Controller
Jason R. Longley	(Principal Accounting Officer)

/s/ Stephen M. Burt	Director
Stephen M. Burt

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Signature	Title

/s/ Anesa T. Chaibi	Director
Anesa T. Chaibi

/s/ Christopher L. Doerr	Director
Christopher L. Doerr

/s/ Thomas J. Fischer	Director
Thomas J. Fischer

/s/ Dean A. Foate	Director
Dean A. Foate

/s/ Henry W. Knueppel	Director
Henry W. Knueppel

/s/ Rakesh Sachdev	Director
Rakesh Sachdev

/s/ Curtis W. Stoelting	Director
Curtis W. Stoelting

/s/ Jane L. Warner	Director
Jane L. Warner

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